Exhibit 10.5

TERMINATION OF EMPLOYMENT AGREEMENT

This Termination of Employment Agreement (this “Agreement”) is entered into as of July       , 2009 by and between [                    ] (“Employee”), and 1st Pacific Bancorp, a California corporation (“Bancorp”) and 1st Pacific Bank of California, a California state bank (“Bank”) (collectively, Bancorp and Bank are referred to as the “Employer”) and made effective as of the Effective Time of the Merger (as these terms are defined below).

RECITALS

A.    Employee commenced employment with the Employer on or about                           .

B.    In connection with that certain Agreement and Plan of Merger, dated of even date herewith, by and among Employer, First Business Bank, N.A., a national banking association, and FB Bancorp, a California corporation (the “Merger Agreement”), Employee’s employment, with Employer will terminate effective as of the Effective Time of the Merger (as these terms are defined in the Merger Agreement).

C.    Employee and the Employer desire to settle and compromise any and all possible claims against the Employer by Employee arising out of their relationship to date, including Employee’s employment with the Employer and the termination of Employee’s employment, and to provide for a general release of any and all such claims.

AGREEMENT

1.     Separation Pay/Consideration.  Employer and Executive hereby agree: (i) that this Agreement constitutes the new Exhibit A to the Employment Agreement (as defined below), superseding any prior version attached as Exhibit A to the Employment Agreement; and (ii) notwithstanding execution of this Agreement Executive shall continue to be employed under the terms of the Employment Agreement until the Effective Time of the Merger at which time Employer and Executive agree that the Employment Agreement shall terminate subject to the terms specified therein and this Agreement shall also become effective.  In consideration of the covenants and releases set forth herein, the Bank agrees to pay Employee the amount payable to him and the non-monetary consideration (if any) due him, pursuant to and in accordance with, Paragraphs 5.2, 5.3 or 5.4, as the case may be, of the Employment Agreement dated                        , 200 , by and between the Employer and Employee (the “Employment Agreement”), less all applicable state and federal deductions (in each case, the “Severance Benefit”), $2,000 of which shall be consideration for Employee’s release of ADEA claims as set forth in Section 5, below; provided that no such Severance Benefit shall be made until at least eight (8) days have past since Employee’s execution of this Agreement.  The check representing the Severance Benefit shall be mailed to Employee at his home address at                                                                         .  Notwithstanding anything contained herein to the contrary, if Employee qualifies as a “specified employee ,” as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code, as amended, payment of the Severance Benefit shall be delayed for a period of six months from the date of termination of Employee’s employment and calculated in accordance with Section 5.3.4 of the Employment Agreement.  Payment of the Severance Benefit hereunder shall be contingent upon the closing of the Merger as contemplated in the Merger Agreement.

2.     Regulatory Restrictions.  The parties understand and agree that at the time any payment would otherwise be made or benefit provided under Section 1 hereof, depending on the facts and circumstances existing at such time, the satisfaction of such obligations by the Employer may be deemed by a regulatory authority to be illegal, an unsafe and unsound practice, or for some other reason not properly due or payable by the Employer.  Among other things, the regulations at 12 C.F.R. Part 30, Appendix A promulgated pursuant to Section 39(a) of the Federal Deposit Insurance Act, and at 12 C.F.R. Part 359, or similar regulations or regulatory action following similar principles may apply at such time.  The Employer agrees that to the extent reasonably feasible, it will in good faith seek to determine the position of the appropriate regulatory authority in advance of each payment or benefit otherwise due under this Agreement, including seeking the approval or acquiescence of the appropriate regulatory authorities, if required.  The parties understand, acknowledge and agree that, notwithstanding any other provision of this Agreement, the Employer shall not be obligated to make any payment or provide any benefit under this Agreement where (i) an appropriate regulatory authority does not approve or acquiesce as required, or (ii) the Employer has been informed either orally or in writing by a representative of the appropriate regulatory authority that it is the position of such regulatory authority that making such payment or providing such benefit would constitute an unsafe and unsound practice, violate a written agreement with the regulatory authority, violate an applicable rule, law or regulation, or would cause the representative of the regulatory authority to recommend enforcement action against the Employer.

3.     Covenants.  During the term of any Section 409A waiting period, Employee re-affirms and agrees that he shall comply with his obligations and duties under Section 6 of the Employment Agreement, except for Paragraph 6.6.1.

4.     Release of All Claims Except Age Discrimination in Employment Act of 1967 (“ADEA”) Claims.

a.     In consideration of the payment and other benefits described in Section 1, which Employee would otherwise not be entitled to except for signing this Agreement, Employee does hereby unconditionally, irrevocably and absolutely release and discharge the Employer and any related holding, parent, sister or subsidiary entities and all of their respective boards of directors, officers, employees, agents, volunteers, attorneys, insurers, divisions, successors and assigns from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law and/or in equity, related directly or indirectly, or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee’s employment with the Employer and the termination of said employment.  This Agreement specifically applies, without limitation, to any and all contract or tort claims, claims for wrongful termination, wage claims, and claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Equal Pay Act, the California Fair Employment and Housing Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, and any and all federal or state statutes or provisions governing the employment relationship or discrimination in employment except the federal statute specifically excluded hereafter.  This release specifically excludes any and all loss, liability, claims, demands, causes of action or suits of any type arising under the ADEA.  Employee’s release of ADEA claims will be addressed separately in Section 5 of this Agreement.

b.     Employee irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution by Employee of this release, the Employer and any related holding, parent, sister or subsidiary corporations or entities and all of their respective boards of directors, officers, employees, agents, volunteers, attorneys, insurers, divisions, successors and assigns will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters discharged herein.

5.     Release of All ADEA Claims.

a.     This section of the Agreement exclusively addresses Employee’s release of claims arising under federal law involving discrimination on the basis of age in employment (age 40 and above).  This section is provided separately, in compliance with federal law, including but not limited to the Older Workers’ Benefit Protection Act of 1990, to ensure that Employee clearly understands his rights so that any release of age discrimination claims under federal law (the ADEA) is knowing and voluntary on the part of Employee.

b.     Employee represents, acknowledges and agrees that the Employer has advised him, in writing, to discuss this Agreement with an attorney, and to the extent, if any, that Employee has desired, Employee has done so; that the Employer has given Employee twenty-one (21) days from receipt of this Agreement to review and consider this Agreement before signing it, and Employee understands that he may use as much of this twenty-one (21) day period as he wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause him to sign this Agreement; that he has read this Agreement in its entirety, and fully understands and is aware of its meaning, intent, content and legal effect; and that he is executing this release voluntarily and free of any duress or coercion.

c.     The parties acknowledge that for a period of seven (7) days following the execution of this Agreement, Employee may revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.  This Agreement shall become effective eight (8) days after it has been signed by Employee and the Employer, and in the event the parties do not sign on the same date, then this Agreement shall become effective eight (8) days after the date it is signed by Employee.

d.     In consideration of the separation payment and other benefits made to Employee described in Section 1 of this Agreement, which Employee would otherwise not be entitled to except for signing this Agreement, Employee does hereby unconditionally, irrevocably and absolutely release and discharge the Employer and any related holding, parent, sister or subsidiary entities and all of their respective boards of directors, officers, employees, agents, volunteers, attorneys, insurers, divisions, successors and assigns from any and all loss, liability, claims, demands, causes of action or suits of any type arising under the ADEA and related directly or indirectly to Employee’s employment with the Employer and the termination of said employment.

6.     Section 1542 Waiver.  Employee does expressly waive all of the benefits and rights granted to him pursuant to California Civil Code section 1542, which reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee does certify that he has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, above, and that he fully understands all of the same.  Employee hereby expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages (including, without limitation, those arising under the ADEA), as well as those injuries and damages that are now disclosed.

7.     Confidentiality.  Employee agrees that all matters relative to this Agreement, including the negotiations leading up to this Agreement and its terms, shall remain confidential.  Accordingly, Employee hereby agrees that, with the exception of his spouse or domestic partner, regulatory agencies of the Employer and tax and legal advisors, he will not discuss, disclose or reveal to any other persons, entities or organizations, whether within or outside of the Employer, the terms and conditions of this Agreement.

8.     Non-Disparagement.  Employee agrees that he will not disparage the Employer or any of its directors, employees, agents or volunteers or otherwise interfere with the Employer’s business, vendor or other relationships.  Employee agrees not to make any derogatory or adverse statements, written or verbal, to anyone regarding the Employer or any of its present or former directors, employees, agents or volunteers.  The Employer agrees that it will neither disparage Employee nor make any derogatory or adverse statements, written or verbal, to anyone regarding Employee.  Nothing in this Section 8 shall prohibit or relate to any statement by any person to any bank regulatory agency.

9.     Entire Agreement.  The parties further declare and represent that no promise, inducement or agreement not herein expressed has been made to them and that this Agreement contains the full and entire agreement between and among the parties, and that the terms of this Agreement are contractual and not a mere recital.

10.   Future Employment.  Employee agrees that the Employer will not be obligated to offer employment to him or to hire him for any reason, regardless of the circumstances, at any time on or after the date of this Agreement.  Employee agrees that he will not apply for nor accept any such employment.

11.   Trade Secret/Proprietary Information.  Employee hereby reaffirms his obligations under his Employment Agreement with the Employer to which this Agreement relates, which shall remain in effect to the extent provided in the Employment Agreement.  Employee further agrees that he shall not disclose to any person(s) or entity(ies) at any time or in any manner, directly or indirectly, any information relating to the operations of the Employer which has not already been disclosed to the general public.  Employee agrees that this provision includes, but is not limited to, the following information: proprietary information and/or trade secrets; secret formulae; customer lists and/or names; product and service prices; customer charges; contracts; contract negotiations and employee relations matters.  Employee understands and agrees that this list is not all-inclusive.

12.   Return of Company Property.  Employee agrees to promptly return all property or information belonging to the Employer, including all keys, computers, cellular telephones, and any document or property Employee generated during his employment at the Employer, and agrees that no such property will be in his possession or control at the time he receives the consideration specified in Section 1.  This includes all property or information that may have come into his possession as a result of his employment with the Employer.  Employee further acknowledges that he has not retained any copies of any such information.

13.   Applicable Law.  The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.

14.   Dispute Resolution.  Any dispute arising out of or related to this Agreement shall be resolved through the procedures set forth in this Section 14.

a.     Each party shall make a good faith attempt to resolve any dispute arising out of or relating to this Agreement through informal negotiations between appropriate representatives from each party.

b.     If at any time either party feels that informal negotiations are not leading to a resolution of the dispute, such party must give notice of a request for mediation to the other party, which notice shall set forth the names of not less than three (3) mediators from the panel of JAMS/Endispute in San Diego County. The party receiving such notice shall agree upon one or more such mediators with ten (10) days of receipt of such notice and a mediation will be scheduled as soon as feasible between the parties and their respective advisors, and the parties and their advisors will cooperate fully with respect to sharing of information and attendance at meetings in order to seek resolution.  The parties will share mediation expenses with the party requesting the mediation, paying one-half of such expense of the mediator fees and the other party paying the other one-half of such expenses.

c.     If resolution of the matters between the parties cannot be resolved in mediation within twenty (20) days of the selection of a mediator by the party receiving such notice, then the matter shall be presented to binding arbitration through JAMS/Endispute in San Diego, California, under the then current applicable rules of JAMS/Endispute.  Each party shall be responsible for its or his own costs and attorneys’ fees in connection with the arbitration.

15.   Complete Defense.  This Agreement may be pleaded as a full and complete defense against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof relating to any of the claims released hereby.

16.   Severability.  If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part.  To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

17.   No Admission of Liability.  It is understood that this Agreement is not an admission of any liability by the Employer.

18.   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19.   Counterparts.  This Agreement may be signed in counterparts.  A facsimile signature shall have the same force and effect as an original signature.

Employee and the Employer have read the foregoing Agreement and know its contents and fully understand it.  Employee and the Employer acknowledge that they have fully discussed this Agreement with their respective attorneys to the extent desired, or have had the opportunity to do so, and fully understand the consequences of this Agreement.  No party is being influenced by any statement made by or on behalf of any of the other party to this Agreement.  Employee and the Employer have relied and are relying solely upon his or its own judgment, belief and knowledge of the nature, extent, effect and consequences relating to this Agreement and/or upon the advice of their own legal counsel concerning the consequences of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

Dated:
[INSERT EMPLOYEE NAME]

1st Pacific Bank of California:

Dated:	By:
Name:
Its:

1st Pacific Bancorp:

Dated:	By:
Name:
Its: